UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 12, 2006
Gladstone Capital Corporation
(Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	814-00237 (Commission File Number)	54-2040781 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 11, 2006, the Board of Directors of Gladstone Capital Corporation (the “Company”) approved an offer to the executive officers and directors of the Company and the employees of the Company’s external investment adviser, Gladstone Management Corporation, who hold stock options (the “Optionees”), to amend the terms of all stock options currently outstanding (the “Options”) under the Company’s Amended and Restated 2001 Equity Incentive Plan, as amended, to accelerate the expiration date of the Options to September 30, 2006. The offer is conditioned upon its acceptance by all of the Optionees, so that 100% of the outstanding Options are amended to expire on September 30, 2006.
The offer to amend the Options currently is scheduled to expire at 5:00 p.m., Eastern Time, on May 31, 2006. If the offer is successful and all Options are amended, the Company intends to implement, effective October 1, 2006, the proposed Investment Advisory and Management Agreement between the Company and Gladstone Management Corporation and the Administration Agreement between the Company and Gladstone Administration, LLC, a wholly owned subsidiary of Gladstone Management Corporation, that were approved by the Company’s stockholders on December 2, 2005. Effective April 11, 2006, the Company’s Board of Directors accelerated in full the vesting of all outstanding options other than options held by the Company’s non-employee Directors.
The Company filed a Schedule TO and related documentation regarding the offer with the Securities and Exchange Commission on April 12, 2006.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description
99.1	Gladstone Capital Corporation Press Release Dated as of April 12, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
April 12, 2006	By:	/s/ David Gladstone
(David Gladstone, Chief Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gladstone Capital Corporation Press Release, dated as of April 12, 2006